Exhibit 10.3

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AMENDMENT NO. 2 TO SUPPLY AGREEMENT

This Amendment No. 2 to the Supply Agreement (this “Amendment”) is entered into as of July 1, 2004 by and between PRAECIS PHARMACEUTICALS INCORPORATED (“PRAECIS”) and Cambrex Charles City, Inc. (formerly known as Salsbury Chemicals, Inc.) (“CAMBREX”).  This Amendment amends the Supply Agreement, dated as of July 23, 1998, and supercedes as of July 1, 2004 the amendment made on November 1, 2000, by and between PRAECIS and Salsbury Chemicals, Inc. (the “Supply Agreement”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Supply Agreement.  All references herein to sections shall be understood to be references to sections of the Supply Agreement.

WHEREAS, the parties hereto desire to amend the Supply Agreement to make certain modifications to the rights and obligations of the parties thereunder; and

WHEREAS, in accordance with Section 23 of the Supply Agreement, the Supply Agreement may be amended by a writing signed by both parties;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1.             References to Party Names.  The parties hereto acknowledge and agree that all references in the Supply Agreement to Salsbury Chemicals, Inc. shall be deemed to refer to CAMBREX.

2.             Amendment of Section 2.  Section 2 of the Supply Agreement is hereby amended in its entirety to read as follows:

“2.           TERM

Subject to earlier termination as provided in Section 20 of the Supply Agreement below or extension as provided in this Section 2, this Agreement shall continue until July 23, 2010 (the “Original Term”); provided that, PRAECIS shall have the right to extend the term of this Agreement for up to an additional five years from the expiration of the Original Term by delivering written notice to CAMBREX of its intent to so extend the term at least twelve months prior to the expiration of the Original Term (the term of this Agreement, as so extended or earlier terminated, being referred to as the “Term”), provided that if PRAECIS extends the term of this Agreement beyond the Original Term, (i) the then current base price in effect at the scheduled expiration date of the Original

Term shall be increased by [*] and (ii) the minimum revenue per calendar year as set forth in Section 6.B. below, shall increase to [*].”

3.             Amendment of Section 4.A.  Section 4.A. of the Supply Agreement is hereby amended in its entirety to read as follows:

“A.          The parties recognize that additional equipment must be installed at the Facility to permit CAMBREX to produce CMC in the required commercial quantities.  CAMBREX shall be responsible for the design, engineering, installation and qualification of the additional equipment and facility for the CMC Production Facility (the “Production Facility”), and PRAECIS shall be responsible for the capital and other costs incurred by CAMBREX associated with constructing and completing the Production Facility (the “Costs”).  The Costs shall be recovered by CAMBREX in monthly payments by PRAECIS (on an invoice pass through basis) over the length of the engineering, construction and commission phase of the project.  CAMBREX shall provide the project management team and the Costs shall be capped at Five Million Nine Hundred and Sixty Thousand Dollars ($5,960,000).  Although the Costs shall be paid for by PRAECIS in the manner described above, CAMBREX shall own the Production Facility and all installed equipment and PRAECIS shall have no claim thereon whatsoever.  Any additional equipment or process modifications required in connection with the manufacture of CMC hereunder as a result of changes in regulatory requirements, requests from Praecis and/or its partners for quality enhancements, changes in Sodium carboxymethylcellulose or the Peptide quantity or material processing characteristics or for the benefit of process optimization shall be borne by Praecis, unless a separate contract amendment for a shared cost / benefit approach is agreed to by both parties.  However, CAMBREX is responsible for any costs to maintain the Production Facility to U.S. cGMP standards in effect as of the date hereof.

From the commencement of the Original Term through the date of Amendment No. 2 to this Supply Agreement (the Amendment No. 2 Date”), the Production Facility has been dedicated solely to the manufacture of CMC.  From and after the Amendment No. 2 Date, Cambrex shall be permitted to use the Production Facility for manufacturing other products (each an “Other Product”), but only if and so long as the following terms and conditions have been and continue to be complied with and satisfied with respect to such use of the Production Facility for such manufacture of each Other Product, and such compliance and satisfaction shall be obligations of CAMBREX hereunder:  (i) CAMBREX shall (A) have demonstrated, prior to the use of the Production Facility to manufacture the Other Product, cleaning validation methods and processes reasonably acceptable to PRAECIS with respect to the manufacture of such Other Product at the Production Facility that, in the parties’ reasonable judgment, could affect the safety, purity or quality of CMC manufactured or to be manufactured at the Production Facility, and prior to and on an ongoing basis in connection with such manufacture of such Other Product, CAMBREX shall timely implement and validate such methods and processes, and (B) be solely responsible for paying and shall pay all costs and expenses associated with developing and implementing such methods and processes; (ii) such use of the Production Facility to manufacture such Other Product shall not interfere with or jeopardize the timely manufacture and delivery of CMC as ordered by PRAECIS pursuant to Section 5.B., and in the event of conflicting manufacture or delivery schedules, use of the Production Facility for the manufacture of CMC hereunder shall have priority over use of the Production Facility for the manufacture of any Other Product; (iii) manufacture of the Other Product at the Production Facility will not commence unless and until all necessary regulatory approvals have been obtained and shall continue only so long as such approvals remain in full force and effect, it being understood and agreed that (a) subject to the other terms and conditions of this Section 2, to the extent CAMBREX wishes and is permitted hereunder to manufacture the Other Product at the Production Facility, PRAECIS will, at its expense, make appropriate amendments to regulatory filings with respect to

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the manufacture of CMC at the Production Facility solely to reflect that the Production Facility is or may be used to manufacture the Other Product and (b) except to the extent provided in clause (a) immediately above, in no event shall PRAECIS be required to make or bear the cost of any regulatory filings or to seek any regulatory approvals in connection with the manufacture of any Other Product at the Production Facility; (iv) CAMBREX shall have demonstrated to the reasonable satisfaction of PRAECIS that use of the Production Facility for the manufacture of such Other Product will not, and such use does not, jeopardize any regulatory approval(s) or the regulatory status of the Production Facility with respect to the manufacture and delivery of CMC hereunder; and (v) such use of the Production Facility is not to manufacture any, or any component or part of, (A) a Competing Product or (B) any steroid, antibiotic or other β-Lactams product.  For purposes of this Section 4.A, “Competing Product” shall mean any compound, product or preparation that includes an LHRH or GnRH agonist or LHRH or GnRH antagonist (other than the Peptide) as an active pharmaceutical ingredient.”

4.             Amendment of Section 5.B.  Section 5.B. of the Supply Agreement is hereby amended in its entirety to read as follows:

“On or before December 15th of each year, PRAECIS shall deliver to CAMBREX a firm Purchase Order for PRAECIS’ requirements of CMC for the following calendar year.

5.             Amendment of Section 6.A.  Section 6.A. of the Supply Agreement is hereby amended in its entirety to read as follows:

“With respect to CMC manufactured during the calendar year 2004 and during each calendar year thereafter, the base price (i) for quantities of CMC ranging from[*] manufactured during such calendar year (for avoidance of doubt, the first lot manufactured in 2004 is [*]) shall be [*], (ii) for incremental quantities of CMC in excess of [*] manufactured during such calendar year shall be [*] and (iii) for incremental quantities of CMC in excess of [*] manufactured during such calendar year shall be [*].  The base price shall at all times include the cost of the specific grade sodium carboxymethylcellulose and the components necessary to manufacture and ship CMC.  PRAECIS shall bear all costs to qualify any raw material suppliers.  For purposes of this Supply Agreement, CMC shall be deemed to have been manufactured during the calendar year in which such manufacture was commenced.  The base price provided for in this Section 6.A. shall also apply retroactively to quantities of CMC manufactured in 2004 prior to the Amendment No. 2 Date.

For certain lots of CMC supplied for use by PRAECIS in the European Union, an additional [*] will be assessed for specific European pharmacopoeia testing performed on such lots.  The estimated size of each of the lots is [*].  CAMBREX will perform such European pharmacopoeia testing as set forth in Exhibit C.

All prices are Ex-works Charles City, Iowa.  PRAECIS shall be responsible for all freight costs.  CMC will be billed at the time the CMC successfully passes Quality Control and Quality Assurance.  Payment is required thirty (30) days from invoice date.  Risk of loss passes to PRAECIS at the time of invoicing by CAMBREX.”

6.             Amendment of Section 6.

(a)           Section 6.B. of the Supply Agreement is hereby amended in its entirety to read as follows:

“Commencing in 2004 and for each calendar year thereafter, the base price determined in accordance with Section 6.A. (including such base price as adjusted pursuant to this Section 6.B.) for CMC manufactured during such calendar year (the “Manufacture Year”) shall be adjusted by a factor not to exceed the quotient obtained by dividing (i) the Producer Price Index for Chemicals and Allied Products (the “Producer

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Price Index”) as published by the Bureau of Labor Statistics of the U.S. Department of Labor (the “BLS”) for the month of December of the calendar year preceding the Manufacture Year, by (ii) the Producer Price Index as published by the BLS for the month of July 1998 (144.9).  For the avoidance of doubt, an example of the operation of this Section 6.B. is set forth below.

Quantity	2004 Base Price	July 1998 Producer Price Index	December 2003 Producer Price Index	Adjustment Factor	2004 Price

[*]	[*]	144.9	163.1	163.1/144.9 =1.125	[*]
[*]	[*]	144.9	163.1	163.1/144.9 =1.125	[*]
[*]	[*]	144.9	163.1	163.1/144.9 =1.125	[*]

The adjustment of the price applicable to a ManufactureYear as provided in this Section 6.B. shall be made promptly upon the publication by the BLS of the Producer Price Index for December of the Preceding Year and shall also apply retroactively with respect to any previously shipped lots of CMC the manufacture of which commenced in such Manufacture Year prior to such adjustment.  Any amount owed by a party to the other as a result of such retroactive application of such adjustment shall be paid promptly.  Once the base price applicable to a Manufacture Year has been determined pursuant to the adjustment provision set forth in this Section 6.B., such base price shall apply to all CMC manufactured during such Manufacture Year, subject to and without limitation of the provisions of Section 6.D.  The parties shall negotiate in good faith adjustments to the base price of CMC in the event either party experiences an extraordinary economic event(s) that result(s) from an external event outside such party’s control and such event continues for a period of six (6) consecutive months.

(b)           Section 6. of the Supply Agreement is hereby further amended by adding the following subsection F.:

“F.  During the Term, CAMBREX shall be entitled to receive minimum revenue from PRAECIS of at least $900,000 per year, even if the aggregate price of PRAECIS’ actual orders of CMC shipped from CAMBREX during such year is less than such amount.  CAMBREX shall invoice PRAECIS for any such difference on or about December 31st of each year, and PRAECIS shall pay such invoice within thirty (30) days after its receipt of such invoice.”

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7.             Amendment of Section 6.D.

(a)           The definitions of “Yield #1” and “Yield #2” set forth in Section 6.D. of the Supply Agreement after the definition of “Adjusted Price” are hereby amended to read as follows:

“Yield #1 is [*]”

“Yield #2 is the actual Yield of a lot of CMC beginning with [*].”

(b)           Section 6.D. of the Supply Agreement is hereby further amended by adding the following as the last sentence thereof:

“For the avoidance of doubt, in no event shall any adjustment pursuant to this Section 6.D. result in CAMBREX being required to pay or reimburse any amount to PRAECIS.”

8.             Amendment of Section 7.B.  Section 7.B. of the Supply Agreement is hereby amended by adding the following as the last sentence thereof:

“In no event shall CAMBREX’s liability to PRAECIS for monetary damages under this Agreement exceed [*].”

9.             Amendment of Section 7.C.  Section 7.C. of the Supply Agreement is hereby amended by adding the following as the last sentence thereof:

“PRAECIS will use commercially reasonable efforts so that any lot(s) of CMC which CAMBREX has notified PRAECIS in writing is (are) ready for shipment to PRAECIS’ designated locations, subject only to PRAECIS’ confirmation with respect to Quality Control and Quality Assurance based on the batch records for such lot(s), may be shipped by CAMBREX by the end of the month in which such notification is received by PRAECIS, provided that in the event of any issue with respect to the compliance of such lot(s) with applicable specifications or quality standards, CAMBREX will promptly cooperate in good faith with PRAECIS to resolve.

10.           Amendment of Section 19.  Section 19 of the Supply Agreement is hereby amended in its entirety to read as follows:

“19.         INSURANCE

CAMBREX shall maintain (and provide evidence to PRAECIS of) worker’s compensation, employer’s liability and comprehensive general liability insurance coverage in commercially reasonably amounts, provided that such coverage through self-insurance shall be permitted.  In addition, CAMBREX shall maintain (and provide evidence to PRAECIS of) an appropriate property and casualty insurance policy or policies

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providing for replacement cost coverage for any loss of or damage to the Production Facility, any equipment used by CAMBREX in the manufacture and supply of CMC, and any equipment used for in-process CMC or in-process Peptide.  CAMBREX shall promptly apply any insurance proceeds received by it under any such property and casualty insurance policy or policies in a manner intended to enable it to continue to timely perform its obligations under this Agreement.  Notwithstanding Section 21.A. or any other provision of the Agreement, in case any loss or damage referred to in the second sentence of this Section 19 is caused by one or more force majeure events described in Section 21.A. and results in a failure of CAMBREX to supply in accordance with this Agreement, CAMBREX’s obligations, and liability for such failure, to supply shall not be suspended or relieved if CAMBREX has failed to comply in all material respects with its obligations set forth in the second and third sentences of this Section 19.”

11.           Amendment of Section 26.A.  Section 26.A. of the Supply Agreement is hereby amended to change the address for delivery of notices to PRAECIS to be as follows:

“PRAECIS PHARMACEUTICALS INCORPORATED

830 Winter Street

Waltham, MA 02451-1420

Attention: Chief Financial Officer

Facsimile No. : 781-890-7471”

12.           Parties in Interest; No Other Modification.  This Amendment shall be binding upon and inure solely to the benefit of each party hereto and its respective successors and assigns.  Nothing in this Amendment, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Amendment.  This Amendment shall effect the modifications to the Supply Agreement provided for herein. All other provisions of the Supply Agreement not modified hereby shall remain in full force and effect.

13.           Counterparts.  This Amendment may be executed in counterparts, each of which, when so executed and delivered, will be deemed an original and which shall together constitute one and the same instrument.

14.           Effect of this Amendment.  Except as set forth herein, all terms and conditions of the Supply Agreement as amended by Amendment #1 remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

PRAECIS PHARMACEUTICALS INCORPORATED

By	/s/ Kevin F. McLaughlin
Name:
Title:	Exec. V.P. and C.F.O.

CAMBREX CHARLES CITY, INC.

By	/s/ Gary L. Mossman
Name:	Gary L. Mossman
Title:	President & CEO
Cambrex Pharma & Biopharmaceuticals

Exhibit C

Sodium Carboxymethylcellulose (2002 EP)

•                  Identity

•                  pH (6.0 - 8.0)

•                  Apparent Viscosity

•                  Appearance of Solution

•                  Sodium Glycollate

•                  Chloride

•                  Heavy Metals

•                  Loss on Drying

•                  Sulfated Ash

Isopropyl alcohol

•                  Characters

•                  Identification

•                  A Relative Density

•                  Identification B Reflective Index

•                  Identification

•                  Appearance

•                  Acidity or Alkalinity

•                  Absorbance

•                  Benzene and Related Substances

•                  Peroxide

•                  Water

•                  Non-volatile Substances

Water: 2000, EP “Water for Injections - Water for Injections in Bulk” and “Water - Purified Water in Containers”

•                  Bacterial Endotoxins

•                  Acidity / Alkalinity

•                  Oxidizable Substances

•                  Chloride

C-1

•                  Sulfates

•                  Ammonium

•                  Calcium and Magnesium

•                  Residual on Evaporation

•                  Microbial Contamination

•                  Nitrates

•                  Heavy Metals

C-2